Exhibit 99

N E W S    R E L E A S E

CONTACT:

Investors and Media:

Brendan Harrington, Chief Financial Officer

(716) 887-7244

CTG to Announce First Quarter 2016 Financial Results on April 26, 2016

BUFFALO, N.Y. — April 20, 2016 — CTG (NASDAQ: CTG), an information technology (IT) services and solutions company, today announced it will release first quarter 2016 financial results on Tuesday, April 26, 2016, before the market opens, followed by a conference call to discuss its financial results and business outlook at 8:30 a.m. Eastern Time. Interested parties can dial 1-800-553-5260 beforehand and ask for the CTG conference call. A webcast will also be available in the Investors section of CTG’s website: http://www.ctg.com.

A replay of the call will be available between 10:30 a.m. Eastern Time April 26, 2016, and 11:59 p.m. Eastern Time April 29, 2016, by dialing 1-800-475-6701 and entering the conference ID number, 382582. The webcast will be archived on CTG’s website at http://investor.ctg.com/events.cfm for approximately 90 days following completion of the conference call.

About CTG

CTG provides industry-specific IT services and solutions that address the business needs and challenges of clients in high-growth industries in North America and Western Europe. CTG also provides strategic staffing services for major technology companies and large corporations. Backed by 50 years of experience and proprietary methodologies, CTG has a proven track record of delivering high-value, industry-specific services and solutions to its clients. CTG operates in North America and Western Europe, and regularly posts news and other important information online at www.ctg.com.